SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2013

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On April 26, 2013, First Financial Northwest, Inc. (the “Company”), the parent company of First Savings Bank Northwest (“Bank”), announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) had lifted the Company’s Memorandum of Understanding (“MOU”) dated April 14, 2010, with the termination of the four remaining conditions.  The termination of the MOU is effective immediately.  The Company previously announced on April 5, 2013 that the Federal Reserve had lifted the other operating restrictions contained in the MOU.  This latest action by the Federal Reserve will allow the Company to consider future repurchases of its common stock and the payment of cash dividends to its shareholders.

A copy of the Company’s press release announcing the lifting of the MOU is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)              Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release of First Financial Northwest, Inc. dated April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: April 26, 2013	By: /s/Kari A. Stenslie
Kari A. Stenslie
Chief Financial Officer